UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

First Trinity Financial Corporation
 (Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Stock Purchase Agreement

On July18, 2008, First Trinity Financial Corporation (“FTFC”) entered into a Stock Purchase Agreement (the “Agreement”) whereby FTFC will acquire all of the outstanding shares of stock of First Life America Corporation (“FLAC”), a life insurance company organized under the laws of the State of Kansas, from Brooke Capital Corporation for a purchase price not to exceed $8,000,000 in cash, as adjusted in accordance with the Agreement. The transaction is subject to approval by the Kansas Insurance Department (“KID”). FTFC expects to file Form A with the KID requesting approval of the transaction within 30 business days of the date of the stock purchase agreement.

A press release announcing the execution of the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and the Stock Purchase Agreement is attached hereto as Exhibit 1.1.

Forward-Looking Statements

This disclosure contains forward-looking information concerning the pending acquisition of FLAC by FTFC. Such forward-looking statements include, but are not limited to, statements concerning FTFC’s expectations regarding the filing of the Form A with the Kansas Insurance Department. These statements reflect FTFC’s current views. They are based on assumptions and are subject to risks and uncertainties relating to the Agreement, including obtaining all requisite regulatory approvals in a timely fashion, absence of a material adverse effect on FTFC, satisfaction of all other conditions to the Agreement, and timely closing of the Agreement by both FTFC and FLAC. FTFC also refers you to its 2007 Form 10-KSB for a description of FTFC’s business environment and important other factors that may affect its business, including its language regarding forward-looking statements.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Stock Purchase Agreement dated July 18, 2008 (schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. FTFC agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press Release dated July 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: July 21, 2008	By:	/s/ Gregg Zahn

Gregg Zahn President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Stock Purchase Agreement dated July 18, 2008 (schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. FTFC agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press Release dated July 21, 2008